UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

NetLogic Microsystems, Inc.

(Exact name of registrant as specified in its charter)

000-50838

(Commission File Number)

Delaware	77-0455244
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1875 Charleston Road, Mountain View, CA 94043

(Address of principal executive offices, with zip code)

(650) 961-6676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment to the Current Report on Form 8-K originally dated February 15, 2006, is being filed in order to include the historical financial statements of the assets relating to the acquired network search engine business of Cypress Semiconductor Corporation (the “Business”) and the unaudited pro form financial information listed below.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements of the Business are included in this report:

Audited Statements of NSE assets as of January 1, 2006 and January 2, 2005 and Statements of Revenues and Expenses for the years ended January 1, 2006 and January 2, 2005 and accompanying notes prepared by Cypress Semiconductor Corporation.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed financial information is being filed herewith:

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of December 31, 2005.

(d)	Exhibits

23.1	Consent of Independent Registered Public Accounting Firm

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Cypress Semiconductor Corporation:

We have audited the accompanying statements of network search engine (“NSE”) assets and the related statements of revenues and expenses related to certain products in the NSE product family (the “NSE Assets”), a business unit of Cypress Semiconductor Corporation (“Cypress”), as of January 1, 2006 and January 2, 2005, and for each of the two years in the period ended January 1, 2006, as more fully described in Note 1. These financial statements are the responsibility of the management of Cypress. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of NetLogic Microsystems, Inc., as described in Note 1, and are not intended to be a complete representation of the NSE Assets’ financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the NSE Assets as of January 1, 2006 and January 2, 2005, and the revenues and expenses related to the NSE Assets for each of the two years in the period ended January 1, 2006, as described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 10, 2006

CYPRESS SEMICONDUCTOR CORPORATION

STATEMENTS OF NSE ASSETS

	January 1, 2006	January 2, 2005
	(in thousands)
Inventories	$2,002	$712
Masks	227	895
Property and equipment, net	72	123
Intangible assets, net	1,418	4,459

Total NSE assets	$3,719	$6,189

The accompanying notes are an integral part of these financial statements

CYPRESS SEMICONDUCTOR CORPORATION

STATEMENTS OF REVENUES AND EXPENSES RELATED TO NSE ASSETS

	Year Ended
	January 1, 2006	January 2, 2005
	(in thousands)
Revenues	$9,402	$6,210
Cost of revenues	5,957	1,877

Gross profit	3,445	4,333
Operating expenses:
Research and development	13,200	20,396
Selling, general and administrative	2,954	2,275
Amortization of intangible assets	3,041	3,041
Restructuring	194	—

Total operating expenses	19,389	25,712

Excess of expenses over revenues related to NSE assets	$(15,944)	$(21,379)

The accompanying notes are an integral part of these financial statements

CYPRESS SEMICONDUCTOR CORPORATION

NSE ASSETS

NOTES TO FINANCIAL STATEMENTS

NOTE 1. OVERVIEW AND BASIS OF PRESENTATION

Description of Transaction

On February 15, 2006, Cypress Semiconductor Corporation (the “Company”) completed the sale of the assets and intellectual property associated with a portion of the products in the Company’s network search engine (“NSE”) product family to NetLogic Microsystems, Inc. (“NetLogic”), in accordance with the Agreement for the Purchase and Sale of Assets dated January 25, 2006, as amended on February 15, 2006 (the “Agreement”). The products sold to NetLogic included the Ayama™ 10000, Ayama 20000, and NSE70000 Network Search Engine families as well as the Sahasra™ 50000 Algorithmic Search Engine family (the “NSE Assets”). The Company retained and continues to support the custom TCAM1 and TCAM2 products in its NSE product family. The Company’s NSE product family is a business unit of the Data Communications Division.

At the closing of the transaction, NetLogic issued to the Company approximately 1.5 million shares of NetLogic’s common stock. Within 60 days after the close, NetLogic will issue to the Company an additional 0.2 million shares of its common stock upon the Company’s furnishing to NetLogic the accompanying audited financial statements related to the NSE Assets.

In addition, if certain revenue milestones associated with the NSE Assets are achieved in the twelve-month period after the close of the transaction, NetLogic will pay the Company up to an additional $10.0 million in cash and up to an additional $10.0 million in NetLogic’s common stock.

Basis of Presentation

Financial Statement Preparation:

The accompanying financial statements of the NSE Assets as of January 1, 2006 and January 2, 2005, and the revenues and expenses related to the NSE Assets for each of the two years in the period ended January 1, 2006, have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The NSE Assets was not operated as a separate business unit or legal entity by the Company, but was an integrated part of the Company’s consolidated operations. The Company has not historically prepared complete, stand-alone financial statements of the NSE Assets.

The accompany financial statements have been derived from the historical records of the Company in order to present statements of NSE Assets and statements of revenues and expenses related to the NSE Assets in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying financial statements contain all adjustments considered necessary to fairly present the NSE Assets and the revenues and expenses related to the NSE Assets. These statements are not intended to be a complete presentation of NSE Assets’ financial position or results of operations. The historical operating results of the NSE Assets may not be indicative of their results in the future.

All cash flow requirements of the NSE Assets were funded by the Company and cash management functions were not performed at the NSE Assets’ level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the NSE Assets did not maintain a separate cash balance.

The statements of NSE Assets include only the specific assets that were sold in accordance with the terms of the Agreement. The statements of revenues and expenses related to the NSE Assets include primarily the revenues and expenses attributable to the development, design, manufacture, sale and distribution of the products comprising the NSE Assets, including the allocation of certain indirect common costs, as described in Notes 2 and 3. The statements also include amortization of purchased intangible assets and restructuring costs associated with the NSE Assets. Management believes that the allocations of costs are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors. The statements of revenues and expenses do not include interest income and expense, other non-operating income and expense, income taxes or any other indirect expenses not noted in Notes 2 and 3.

Management Estimates:

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from these estimates.

Fiscal Years:

The Company’s fiscal year ends on the Sunday closest to December 31. Fiscal 2005 ended on January 1, 2006 and included 52 weeks. Fiscal 2004 ended on January 2, 2005 and included 53 weeks.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market (see Note 6). Market is based on estimated net realizable value. The Company maintains provisions for reducing inventories to lower of cost or market, including provisions for excess and obsolete inventories. Such provisions are recorded when the inventory for a device exceeds nine months of demand for that device or when slow-moving parts have not been sold for more than six months. Inventory provisions are not relieved until the related inventory has been sold or scrapped.

Masks

Masks are capitalized and amortized over their estimated useful lives. Beginning in fiscal 2005, masks are amortized over 2 years. Masks capitalized prior to fiscal 2005 were amortized over 10 months.

Property and Equipment

Property and equipment consist of certain equipment and software and are stated at cost, less accumulated depreciation (see Note 7). Depreciation is calculated using the straight-line method over estimated useful lives of 3 to 5 years.

Intangible Assets

Intangible assets with finite lives include acquisition-related purchased intangible assets associated with the NSE Assets (see Note 8). These intangible assets are being amortized using the straight-line method over their estimated useful lives of 4 to 5 years.

Revenue Recognition

The Company recognizes revenues from product sales related to the NSE Assets when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.

For all sales, the Company uses a binding purchase order or a signed agreement as evidence of an arrangement. Delivery occurs when goods are shipped and title and risk of loss transfers to the customer, in accordance with the terms specified in the arrangement with the customer. The customer’s obligation to pay and the payment terms are set at the time of shipment and are not dependent on the subsequent resale of the NSE Assets’ products. However, certain sales are made to distributors under agreements which contain price protection and similar rights and limited stock rotation rights. The Company recognizes revenues from these distributors when the product is sold by the distributor to a third party.

Cost of Revenues

Cost of revenues includes all variable and fixed costs associated with manufacturing and testing the product, including the cost of goods purchased from third parties, direct labor, packaging supplies and fixed costs such as depreciation. In addition, cost of revenues includes allocated costs of certain indirect factory overhead, including indirect labor and support functions such as quality assurance, factory accounting, logistics, information technology, all of which represent costs of products sold. As such, allocations are based on the percentage of units sold.

Research and Development

Research and development expenses consist of costs related to the design and development of new products and process technology and are expensed as incurred. Research and development expenses also include certain expenses allocated to the NSE Assets based upon management estimates of resources utilized. Management estimates of resources utilized are based on various measures relevant to the expense being allocated, including estimates of time devoted to activities associated with NSE Assets.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of costs related to product management, market planning, market operations and advertising. In addition, selling, general and administrative expenses include the allocation of certain corporate sales and marketing expenses based on the percentage of revenues.

Corporate Overhead Costs

Except for certain corporate sales and marketing expenses as discussed above, corporate overhead costs relating to functions such as executive, finance and accounting, human resources and legal have not been allocated to the NSE Assets because these costs are not separately identified for the NSE Assets. In addition, management believes that these costs would not be representative of the costs that would have been or will be incurred by the NSE Assets operating independently from the Company.

NOTE 3. ALLOCATION OF INDIRECT COSTS

As described in Note 2, the Company allocated certain indirect costs to the accompanying statements of revenues and expenses related to the NSE Assets. The following table summarizes the allocated amounts:

	Year Ended
	January 1, 2006	January 2, 2005
	(in thousands)
Cost of revenues	$245	$102
Research and development	6,095	12,630
Selling, general and administrative	823	495

Total allocated indirect costs	$7,163	$13,227

NOTE 4. RESTRUCTURING

During the first quarter of fiscal 2005, the Company implemented a company-wide restructuring plan aimed to reorganize its internal structure and reduce operating costs. Restructuring charge allocated to the accompanying statements of revenues and expenses related to NSE Assets represents severance and benefits associated with the termination of employees related to the NSE Assets. The majority of these terminated employees were engaged in research and development activities. All obligations related to restructuring have been completed as of January 1, 2006.

NOTE 5. GOODWILL

The assets of the NSE business unit include goodwill which had previously been acquired in conjunction with business combinations by the Company. However, no amount of goodwill has been allocated to the NSE Assets as goodwill is not listed as an asset in the Agreement.

NOTE 6. INVENTORIES

Components of inventories are as follows:

	January 1, 2006	January 2, 2005
	(in thousands)
Work-in-process	$1,863	$550
Finished goods	139	162

Total inventories	$2,002	$712

NOTE 7. PROPERTY AND EQUIPMENT

Components of property and equipment are as follows:

	January 1, 2006	January 2, 2005
	(in thousands)
Equipment	$316	$316
Software	29	29

Total property and equipment, gross	345	345
Less: accumulated depreciation	(273)	(222)

Total property and equipment, net	$72	$123

Depreciation expense was $51,000 and $67,000 for the years ended January 1, 2006 and January 2, 2005, respectively.

NOTE 8. INTANGIBLE ASSETS

Components of intangible assets are as follows:

	January 1, 2006	January 2, 2005
	(in thousands)
Purchased technology	$12,647	$12,647
Trademark	2,250	2,250

Total intangible assets, gross	14,897	14,897
Less: accumulated amortization	(13,479)	(10,438)

Total intangible assets, net	$1,418	$4,459

NOTE 9. REVENUE INFORMATION

Geographic Information

Revenues by geographic areas, based on shipping location, are as follows:

	Year Ended
	January 1, 2006	January 2, 2005
	(in thousands)
North America	$7,284	$5,018
Europe	518	431
Japan	776	364
Other	824	397

Total revenues	$9,402	$6,210

All property and equipment related to the NSE Assets are located in the Unites States.

Significant Customers

For the year ended January 1, 2006, one customer accounted for approximately 51% of the NSE Assets’ revenues. For the year ended January 2, 2005, two customers accounted for approximately 41% and 20% of the NSE Assets’ revenues.

ITEM 9.01 (b) PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

(in thousands)

	Historical
	NetLogic at December 31, 2005	Cypress’ NSE Assets at January 1, 2006	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$65,788	$—	(1	)(a)	$65,787
Accounts receivable, net	5,972	—			5,972
Inventory	8,822	2,002	(1,239	)(b)	9,585
Prepaid expenses and other current assets	832	227	(227	)(c)
			836	(d)	1,668

Total current assets	81,414	2,229	(631)		83,012

Property and equipment, net	4,012	72			4,084
Intangible assets, net	—	1,418	(1,418	)(e)
			6,500	(d)	6,500
Goodwill	—	—	31,592	(d)	31,592
Other assets	103	—			103

Total assets	$85,529	$3,719	$36,043		$125,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,458	$—			$8,458
Accrued liabilities	7,432	—	716	(f)	8,148
Capital lease obligations, current	360	—			360

Total current liabilities	16,250	—	716		16,966

Capital lease obligations, long-term	327	—			327
Other liabilities	294	—			294

Total liabilities	16,871	—	716		17,587

Stockholders’ equity:
Common stock	180	—	15	(a)	195
Additional paid-in capital	152,379	—	49,731	(a)	202,110
Notes receivable from stockholders	(44)	—			(44)
Deferred stock-based compensation	(1,114)	—			(1,114)
Parent company investment in NSE assets		3,719	(3,719	)(g)	—
Accumulated deficit	(82,743)		(10,700	)(h)	(93,443)

Total stockholders’ equity	68,658	3,719	35,327		107,704

Total liabilities and stockholders’ equity	$85,529	$3,719	$36,043		$125,291

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

1. Basis of presentation

The following unaudited pro forma condensed combined consolidated balance sheet gives the effect to the acquisition of the assets and intellectual property relating the network search engine business (the “Business”) of Cypress Semiconductor Corporation (“Cypress”) by NetLogic Microsystems, Inc. (“NetLogic”). The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial information, is allocated to the net tangible and intangible assets of the Business acquired in connection with the asset purchase agreement (“APA”), based on the estimated fair values as of the completion of the acquisition. Management has estimated the fair value of assets acquired from the Business based on the net realizable value attributable to the actual net tangible and intangible assets of the Business that existed as of the date of the completion of the acquisition.

The Business was not operated as a stand-alone business, but was an integrated part of Cypress’ consolidated business. As such, no separate audited financial statements of the Business have ever been prepared and Cypress did not maintained the distinct and separate accounts necessary to prepare the full financial statements of the Business. The statements of net assets include only the specific assets related to the Business that were sold to NetLogic. The statements of revenues and expenses related to the Business include the net revenues and operating expenses directly attributable to the development, manufacture, sale and distribution of the products comprising the Business as well as an allocation of corporate selling and marketing expenses. Cypress management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, and other factors. Future results of operations and financial position could differ materially from the historical amounts presented herein. The statements of direct revenues and direct operating expenses of the Business do not include interest income, income taxes or any other indirect expenses not noted above. Complete financial statements for the Business were not prepared as the Business was not maintained as a separate reporting unit and therefore it was impracticable to prepare full financial statements as required by Rule 3-05 of Regulation S-X.

The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2005 gives the effect to the acquisition as if it occurred on December 31, 2005 and, due to the different fiscal period ends, combines the historical balance sheet of NetLogic at December 31, 2005 and the condensed statement of net assets to be sold of the Business at January 1, 2006. The NetLogic consolidated balance sheet information was derived from its December 31, 2005 consolidated balance sheet included in its Annual Report on 10-K for the fiscal year ended December 31, 2005. The statement of net assets of the Business included was derived from the statement of net assets of the Business as of January 1, 2006 included herein.

NetLogic has not prepared an unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2005 because management believes that the historic operation of the Business by Cypress is not representative of the results that NetLogic would have had or is likely to have in operating the Business. Furthermore, NetLogic’s management believes that the use of forward-looking information is necessary to meaningfully present the effects of the acquisition of the Business on the operations of NetLogic.

The unaudited pro forma condensed combined consolidated balance sheet has been prepared by NetLogic management for illustrative purposes only and is not necessarily indicative of the condensed consolidating financial position or the results of operations in future periods or the results that actually would have been realized had NetLogic and the Business been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of this statement. The unaudited pro forma condensed combined consolidated balance sheet, including any notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of NetLogic included in its Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission.

2. Purchase price allocation

On February 15, 2006, we completed the acquisition of net assets of the Network Search Engine business of Cypress Semiconductor Corp. (“Cypress”) including Ayama™10000, Ayama 20000, and NSE70000 Network Search Engine families as well as the Sahasra™50000 Algorithmic Search Engine family (the “Business”). The Sahasra algorithmic technology complements our Layer 7 processing initiative and is a critical component in driving towards low-cost Layer 7 applications acceleration and security processing solutions. In addition, the NSE70000, Ayama 10000 and Ayama 20000 expands our customer base and product offerings in the high-volume, entry-level Layer 2/3 switch market. These factors contributed to a purchase price in excess of the fair value of net tangible assets acquired from Cypress and as a result, we have recorded goodwill in connection with this transaction.

Under terms of the agreement, the Company paid $1,000 in cash and issued 1,488,063 shares of its common stock valued at $49.7 million for total consideration of $49.7 million upon closing of the transaction. The Company also agreed to pay an additional $5 million in shares of the Company’s common stock upon Cypress’ delivery of certain financial information to the Company and an additional $10 million in cash and up to approximately $10 million in shares of the Company’s common stock (collectively, the “Contingent Consideration”) to Cypress if certain revenue targets are achieved in a 12-month time period following the acquisition. The value of Contingent Consideration, when earned, will be considered an additional acquisition cost and recorded as an increase to goodwill.

The acquisition was accounted as a purchase business combination. The purchase price of the Business is estimated to be approximately $50.4 million, which has been determined as follows (in 000’s):

Cash	$1
Value of NetLogic common stock issued	49,747
Estimated direct transaction costs	695

Total estimated purchase price	$50,443

The value of the 1,448,063 shares of NetLogic common stock issued was determined based on the average price of NetLogic common stock over a 5-day period including the two days before and after January 25, 2006 (the announcement date), or $33.43 per share.

Under the purchase method of accounting, the total estimated purchase price is allocated to the Business’ net tangible and intangible assets based on their estimated fair values as of the date of the completion of the acquisition. Based on management estimates of the fair values, the estimated purchase price allocation is as follows (in 000’s):

Tangible assets	$1,576
Amortizable intangible assets:
Developed technology	6,500
Backlog	836
In-process research and development	10,700
Goodwill	30,831

Total estimated purchase price allocation	$50,443

Developed technology comprises of products which have reached technological feasibility and includes Ayama™10000, Ayama 20000, and NSE70000 Network Search Engine product families. The value assigned to developed technology was based upon future discounted cash flows related to the existing products’ projected income streams using discount rate of 20%. The Company believes the discount rate was appropriate given the business risks inherent in marketing and selling these products. Factors considered in estimating the discounted cash flows to be derived from the existing technology include risks related to the characteristics and applications of the technology, existing and future markets and an assessment of the age of the technology within its life span. The company expects to amortize the existing technology intangible asset on a straight-line basis over an estimated life of 5 years.

The backlog intangible asset represents the value of the sales and marketing costs required to establish the order backlog and was valued using the cost savings approach. We expect these orders to be delivered and billed within six months, over which the asset is amortized.

Of the total estimated purchase price, a preliminary estimate of $10.7 million has been allocated to in-process research and development (“IPRD”) based upon management’s estimate of the fair values of assets acquired and was charged to expense in the three months ended March 31, 2006. We are currently developing new products that qualify as IPRD. Projects that qualify as IPRD represent those that have not reached technological feasibility and which have no alternative use and therefore was immediately written-off.

The value assigned to IPRD was determined by considering the importance of products under development to the overall development plan, estimating costs to develop the purchased IPRD into commercially viable products, estimating the resulting net cash flows from the projects when completed and discounting the net cash flows to their present value. The fair values of IPRD were determined using the income approach, which discounts expected future cash flows to present value. The discount rate of 23% used in the present value calculations were derived from a weighted-average cost of capital analysis, adjusted to reflect additional risks related to the product’s development and success as well as the product’s stage of completion. At the time of the acquisition, we estimated that the additional costs to complete the projects would be $3.1 million. The projects are in process and expected to be completed in the second half of 2007.

The estimates used in valuing in-process research and development were based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may vary from the projected results.

Of the total estimated purchase price, approximately $30.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets and is deductible for tax purposes. In accordance with the Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

3. Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated balance sheet are as follows:

(a)	Adjustment to record payment of $1,000 in cash and increase in shareholders’ equity of NetLogic as a result of the issuance of common shares to Cypress.

(b)	Adjustment to record acquired inventory at fair value.

(c)	Adjustment to write-off certain current asset item recorded by Cypress to conform to NetLogic’s accounting policy.

(d)	Adjustment to record intangible assets acquired and goodwill resulting from the transaction. The pro forma adjustment amount for goodwill is different from what we actually recorded on February 15, 2006 (see Note 2) as the unaudited pro forma condensed consolidated balance sheet assumes that the Business was acquired on December 31, 2005.

(e)	Adjustment to eliminate the intangible assets relating to the Business previously recorded by Cypress.

(f)	Adjustment to record estimated direct transaction costs.

(g)	Adjustment to eliminate Cypress’ investment in NSE assets.

(h)	Adjustment to record in-process research and development charge of $10.7 million. This adjustment is a non-recurring charge and therefore has been reflected in the pro forma balance sheet only.

FORWARD-LOOKING STATEMENT REGARDING ACQUIRED BUSINESS

NetLogic believes that the effect of the acquired Business on its operating results for the period from the acquisition closing date on February 15, 2006 through December 31, 2006 will be to add revenues of approximately $5.5 million to $7.0 million from the sale of the Ayama and NSE7000 product families and to increase total operating expenses by approximately $6.5 million to $7.2 million due to increased headcount and related stock-based compensation expense, research and development and sales and marketing expenses associated with acquired development projects and sales of the acquired products. Our estimates of revenue and expenses associated with the acquired Business could vary within the range given due to a number of factors. These factors include, but are not limited to, demand and average selling prices for the acquired products, manufacturing yields for the acquired products, additional headcount to continually support the acquired in-process research and development projects as well as selling, general and administrative activities related to the acquired Business.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, without limitation, statements about the market for our technology, our strategy and competition. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. For example, the words “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in “Overview”, “Results of Operations,” “Liquidity and Capital Resources” and “Risks Factors” set forth under Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2006 and under Part II, Item 1A below. All forward-looking statements in this document are based on information available to us as of the date hereof and we assume no obligation to update any such forward-looking statements. The following discussion should be read in conjunction with our condensed financial statements and the accompanying notes contained in this quarterly report. Unless expressly stated or the context otherwise requires, the terms “we”, “our”, “us” and “NetLogic Microsystems” refer to NetLogic Microsystems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLOGIC MICROSYSTEMS, INC.

Date: May 4, 2006	By:	/s/ DONALD WITMER
Donald Witmer
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibits	Description
23.1	Consent of Independent Registered Public Accounting Firm